UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report: (Date of earliest event reported) March 18, 2016


                           UNITED CANNABIS CORPORATION
                  -------------------------------------------
               (Exact name of registrant as specified in charter)


                                    Colorado
                ------------------------------------------------
                  (State or other Jurisdiction of Incorporation
                                or Organization)


                          1600 Broadway, Suite 1600
     000-54582                 Denver, CO 80202                46-5221947
 -----------------     -----------------------------      ------------------
(Commission File      (Address of Principal Executive        (IRS Employer
    Number)                Offices and Zip Codes        Identification  Number)

                                 (303) 386-7321
                  -------------------------------------------
                   (Registrant's telephone number, including
                                   area code)

                                       N/A
              ---------------------------------------------------
                (Former Name or Former Address, if Changed Since
                   Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
    (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 18, 2014 the Company borrowed $600,000 from Slainte Ventures, LLC. The loan bore interest at of 12% per year and was due and payable on December 17, 2015. In the event of default, the interest rate would increase to 18% per year until the default was cured or waived.

     Under the terms of the loan, default would occur if the Company borrowed funds from a third party and did not apply the borrowed funds to the loan. On October 6, 2015, the Company defaulted on the loan by borrowing $59,000 from an unrelated third party and not applying the borrowed funds to the loan balance.

     On March 18, 2016 the Company entered into an agreement with Slainte such that Slainte waived default, extended the maturity date of the loan until December 17, 2016, and agreed to accept a warrant in lieu of interest due on the loan.

     The warrant allows Slainte to purchase:

     416,666.67 shares of the Company's common stock;

     that number of shares of the Company's common stock equal in number to (i) the product of the then-applicable interest rate under the Note and the amount of principal outstanding on the Note, calculated on a daily basis and paid for actual days elapsed, during the period beginning on December 18, 2015 and ending on the date on which the Note is paid in full, divided by (ii) the $0.18; and

     that number of shares of the Company's common stock equal in number to (i) the product of 0.02 and the sum of the amount of principal and interest outstanding on the Note on the first day of each calendar month, beginning with February 1, 2016, divided by (ii) the $0.18.

     In addition, Slainte granted the Company a put option, exercisable upon repayment of the loan prior to December 17, 2016, that requires Slainte to purchase from the Company, for $100,000, that number of shares of the Company's common stock equal in number to (i) $100,000.00 divided by (ii) the product of 80% and the average price of the common stock for the 30 trading days immediately prior to the date the put option is exercised of $100,000.

     The warrant is exercisable at a price of $0.18 per share, subject to adjustment in the event of stock splits, the sale by the Company of shares of common stock a price below $0.18 per share or the sale of equity securities with a conversion price of less than $0.18 per share.

     The warrant can be exercised at any time during the five year period following the full repayment of the loan.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Number     Description
------     ------------

10.2 Amendment to Loan Agreement with Slainte Venture, LLC, together with form of Warrant

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      UNITED CANNABIS CORPORATION


Dated:  March 24, 2016                By: /s/ Chad Ruby
                                          ------------------------------------
                                          Chad Ruby
                                          Chief Operating Officer